UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 13, 2010

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Sepulveda Boulevard, El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)  Compensatory Arrangement of Certain Officers

A.  On July 7, 2010, the Compensation Committee (“Compensation Committee”) of the Board of Directors (“Board”) of International Rectifier Corporation (the “Company”), established a short-term cash incentive bonus program for the Company’s 2011 fiscal year (“Program Period”).  Each of the following executive officers of the Company, who were designated as named executive officers of the Company for its 2010 fiscal year (“Named Officers”), is eligible to participate in the bonus program: President and Chief Executive Officer, Oleg Khaykin; Executive Vice President and Chief Financial Officer, Ilan Daskal; Executive Vice President and Chief Operations Officer, Michael Barrow; and Vice President, General Counsel and Secretary, Timothy E. Bixler.

Under the cash incentive bonus program, each such officer is eligible to receive a cash bonus for fiscal year 2011, expressed as a target bonus percentage of the officer’s annualized base salary, and determined through the Company’s level of achievement of certain performance goals and each officer’s achievement during the Program Period of any individualized goals established for such officer.  The Company must achieve a threshold performance goal in order for any bonus to be paid under the incentive bonus program.   Once the Company’s threshold performance goal has been met, the bonus opportunity for each officer would vary depending on the extent to which the Company has exceeded its threshold performance goals, with each officer eligible to receive up to a maximum of 200% of such officer’s target bonus percentage.  The Company’s performance goal for the program is based upon the Company’s level of achievement of operating income before bonus and excluding extraordinary and one-time items, such as the Company’s ERP initiatives, for the applicable “Measurement Period” (as defined below) during the Company’s 2011 fiscal year.   The actual bonus payouts are also subject to the portion of the officer’s bonus allocated among the achievement of the Company’s performance goal and any individualized performance goals established for each officer.

Set forth below for each Named Officer is a summary of:  (i) the target bonus percentage, (ii) the portion of such percentage for which the officer is eligible based on the threshold, target and maximum corporate performance levels established by the Committee and (iii) the portion of any bonus allocated between Company and individualized goals:

		Portion of Target Bonus Percentage			Allocation of Bonus
	Target Bonus	Applicable at Performance Level			Among Types of Goals
Named Officer	Percentage	Threshold	Target	Maximum	Company Goal	Individual Goals

Oleg Khaykin	100%	50%	100%	200%	100%	N/A
Ilan Daskal	70%	50%	100%	200%	30%	70%
Michael Barrow	70%	50%	100%	200%	30%	70%
Timothy E. Bixler	50%	50%	100%	200%	30%	70%

The Compensation Committee will determine whether and the extent to which bonuses are payable pursuant to the cash incentive bonus program.  The actual bonus payout is subject to the Compensation Committee’s subjective review of each officer’s performance against any individualized performance goals established for such officer, with the Compensation Committee having the right to adjust the amount of bonus payable downward based on its assessment of individual performance.  Additionally, the scale for the bonus opportunity has been established  based  in part on the size of the Company’s employee population as of  the end  of the Company’s 2010 fiscal year, and  the scale, and therefore the bonus opportunity, for the Named  Officers may vary depending on the variation  in the Company’s employee population during the “Measurement Period.”  In no event will any bonus exceed 200% of the officer’s applicable target bonus.

The Program Period is divided into two measurement periods (each, a “Measurement Period”), comprised of the first two fiscal quarters of the Program Period (“First Half Period”) and the last two fiscal quarters of the Program Period (“Second Half Period”).  The Compensation Committee has established goals for the Named Officers for First Half Period, and intends to establish Named Officer goals for the Second Half Period at about the beginning of the Second Half Period.

B.  On July 7, 2010, the Compensation Committee established a restricted stock unit (“RSU”) award program (“RSU Program”) for certain key employees, including the Named Officers, consisting of the grant of two types of RSU awards: (i) RSU awards that vest over the employee’s service with the Company (“Retention RSUs”) and (ii) RSU awards that vest on the satisfaction of specified performance conditions (“Performance RSUs”).  All RSU awards would be made under the Company’s 2000 Incentive Plan, as amended (the “Plan”).

On July 7, 2010, the Compensation Committee made RSU awards under the RSU Program  to Messrs.  Daskal, Barrow and Bixler, as follows:

Named Officer	Retention RSUs	Performance RSUs	Total RSUs
Ilan Daskal	12,000	12,000	24,000
Michael Barrow	12,000	12,000	24,000
Timothy E. Bixler	6,000	6,000	12,000

Retention RSUs.  For the Retention RSUs, one third of the RSU award  vests on each of the first three anniversaries of the grant date, subject to continued service with the Company and the other terms and conditions of the Plan and the applicable award agreement, which is the Company’s standard form RSU award agreement.

Performance RSUs. For the Performance RSUs, each RSU award is scheduled to vest or terminate, in whole or in part, as the case may be, depending on the satisfaction of specified performance conditions.  Vesting takes place upon the Company’s achievement of certain performance goals (“Corporate Performance Goals”), or certain individual performance goals (“Individual Performance Goals”), or both, during any given Company fiscal quarter up to the end of the Company’s 2012 fiscal year.  For Messrs. Daskal and Bixler, the Corporate Performance Goals consist of the Company achieving a combination of levels of gross margin and operating income. For Mr. Barrow, the Corporate Performance Goal consists of the Company achieving a combination of levels of revenue and gross margin.  The Individualized Performance Goals for each officer relate to the achievement of a significant milestone or project associated with such officer’s area of responsibility within the Company.

For Mr. Daskal, (i) if the Corporate Performance Goal is achieved, then 40% of the Performance RSU shall vest on the “Vesting Date” (as defined below), and (ii) if the Individualized Performance Goal is achieved, then 60% of the Performance RSU award shall vest on the “Vesting Date.”  For Mr. Barrow, (i) if the Corporate Performance Goal is achieved, and certain Individualized Performance Goals are achieved, then 70% of the Performance RSU award shall vest on the “Vesting Date,” and (ii) if certain other Individualized Performance Goals are met, then 30% of the Performance RSU award shall vest on the “Vesting Date.”  For Mr. Bixler, if the Corporate Performance Goal and the Individualized Performance Goal are both achieved, then 100% of the Performance RSU award shall vest on the “Vesting Date.”

The “Vesting Date” is defined as the third business day following the filing of the Company’s financial statements with the Securities and Exchange Commission (“SEC”) for the Company’s fiscal quarter or year, as the case may be, following the satisfaction of the applicable performance condition(s), but in no event later than the third business day following the Company’s filing with the SEC of its Annual Report on Form 10-K for its 2012 fiscal year  (“Expiration Date”).  Any Performance RSUs under the awards that are not vested on the Expiration Date shall terminate.  The determination of whether the Corporate Performance Goal or any Individualized Performance Goal has been met shall be made by the Compensation Committee.   In connection with the adoption of the RSU Program, the Compensation Committee adopted a form of Performance RSU award agreement for the awards, substantially in the form set forth in Exhibit 10.1 filed herewith.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Form of Performance Based Restricted Stock Unit Award Agreement for Fiscal Year 2011 Awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2010	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Timothy E. Bixler
	Name:	Timothy E. Bixler
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Performance Based Restricted Stock Unit Award Agreement for Fiscal Year 2011 Awards.